Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form SB-2 of Shanghai Newsummit Biopharma Company, Ltd., of our report dated January 12, 2005 on our audits of the consolidated financial statements of Shanghai Newsummit Biopharma Company, Ltd. as of December 31, 2004, and the consolidated results of its operations and cash flows for the two years then ended, and the reference to us under the caption "Experts".

/s/ Kabani & Company, Inc.

Los Angeles, California
November 11, 2005